ASSET PURCHASE AND LEASE ASSUMPTION AGREEMENT


  This ASSET PURCHASE AND LEASE ASSUMPTION AGREEMENT (the "Agreement") dated as of January 30, 1996, is by and between:

  VISTA LASER CENTERS OF THE SOUTHWEST, INC., a corporation incorporated under the laws of the State of Nevada (herein called the "BUYER"); and

  CASEBEER EYE CENTERS, LTD., an Arizona corporation (herein called the
  "SELLER").

                                 RECITALS:

  A. Buyer, upon completion of an initial public offering of securities by Buyer generating at least $2,000,000 in net cash proceeds to Buyer (the "IPO"), will own and manage outpatient surgical centers (the "LVC Centers") providing facilities, equipment and various support services to qualified ophthalmologists and optometrists for vision correction by use of advanced laser technology, focusing in particular on laser vision correction of common refractive disorders such as myopia, hyperopia and astigmatism;

  B.    Seller owns various medical and office equipment (the "Assets");

  C. Buyer desires to purchase the Assets and Seller desires to sell the Assets;

  NOW, THEREFORE, the parties hereto covenant and agree as follows:

  1. Seller agrees to sell, convey and assign to Buyer and Buyer agrees to purchase all right, title to and interest in the Assets at the closing of the IPO.

  2.    The purchase price for the Assets shall be $411,000 cash, payable at the closing of the IPO.
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  3.    All of the Assets to be sold by Seller to Buyer are listed on
Schedule A attached hereto. All of the Assets are presently and will be in good working condition and the Seller presently owns and at the closing of the IPO will own all right, title and interest in the Assets.

  4. Buyer does hereby agree to assume and to perform all of the obligations on the part of Seller as lessee to be performed under the various equipment leases set forth and described on Schedule B attached hereto (the "Leases") commencing with the closing of the IPO, including full assumption of the unpaid balance of the lease payments to be then due under the Leases. Buyer and Seller shall each use their reasonable best efforts to persuade each of the lessors on the Leases to enter into a new lease with Buyer and release Seller from any and all obligations under the Leases as soon as possible. Further, Buyer and Seller shall each use their reasonable best efforts to persuade the lessor on the real estate leases attached and made a part hereof as Schedule C hereto (the "Real Estate Leases") to enter into a new lease with Buyer and release Seller from any and all obligations under the Real Estate Leases as soon as possible.

  5. This Agreement shall commence with the execution and delivery of this Agreement by all parties hereto, and shall continue until all obligations hereunder are performed and satisfied or the Agreement is terminated. In the event the Company's IPO has not been successfully closed on or before August 31, 1996, this Agreement may be terminated by Seller at its sole discretion at any time thereafter upon written notice to Buyer. If this Agreement is terminated in accordance with this Section 6, the parties shall be released from all obligations hereunder.

  6. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail, postage prepaid, or by commercial overnight courier (such as Federal Express, DHL, etc.) with written verification of receipt, to its last known business address of that party.

  7. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed by a waiver of any subsequent breach.

  8. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Arizona.

  9. This instrument contains the entire agreement of the parties as to the subject matter hereof. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, modification,


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  IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the day first written above.


"Buyer":                  VISTA LASER CENTER OF THE SOUTHWEST, INC.


                          By: /s/ Thomas A. Schultz
                              -----------------------------------------
                              Thomas A. Schultz, Authorized Officer



"Seller"                  CASEBEER EYE CENTERS, LTD.


                          By: J. Charles Casebeer
                              -----------------------------------------
                              J. Charles Casebeer, President






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